Exhibit 10.9

SECOND LEASE ADDENDUM THIS 0 L SrA£NDU,M 20. D.fNDA R: Nl INVESTMENT COMPANY, A CALIFORNIA LIMITED PARTNERSHIP (HEREINAFTER REFERRED TO AS "LANDLORD") AND STEADYMED THERAPEUTICS, INC. (HEREINAFTER REFERRED TO AS ''TENANT"). IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED SEPTEMBER 20, 2012, AND FIRST LEASE ADDENDUM DATED JUNE 11, 2013, (HEREINAFTER COLLECTIVELY REFERRED TO AS "LEASE") IN THE FOLLOWING MANNER: Term: The Expiration Date per the Lease is hereby changed from February 28, 2015 to May 31, 2015, and with such change the term is extended. 1.5 Lease sections 1.8 Base Rent, 1.85 Adjustments to Base Rent and 4 RENT AND CHARGES are consolidated and replaced in their entirety with the following Section 4: 4. RENT. 4.1 Base Rent. Tenant shall pay to the Landlord monthly as base rent ("Base Rent") for the Premises in advance on the Commencement Date and on the first day of each calendar month thereafter during the term of this Lease the sum of THREE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($3,200.00). Effective September 1, 2013, Base Rent will be increased to SIX THOUSAND FIFTY· TWO AND 50/100 DOLLARS ($6,052.50) per month and effective October 1, 2013 Base Rent will be further increased to SIX THOUSAND THREE HUNDRED EIGHTY-NINE AND 25/100 DOLLARS ($6,389.25) per month. Effective October 1, 2014 Base Rent will be further increased to SIX THOUSAND SIX HUNDRED NINETY-THREE AND 50/100 DOLLARS ($6,693.50) per month and effective March 1, 2015 Base Rent will be further increased to SIX THOUSAND NINE HUNDRED NINETY-SEVEN AND 75/100 DOLLARS ($6,997.75). 4.2 Amounts Constituting Rent. All amounts payable or reimbursable by Tenant under this Lease, including Base Rent, late charges and interest (as defined in Paragraph 5), additional utilities cost (as defined in Paragraph 9) or any other charges agreed to by Tenant for services provided by Landlord at Tenant's request shall constitute "Rent" and be payable and recoverable as such. Base Rent is due and payable as defined in Paragraph 4.1 above and all other amounts constituting Rent shall be payable to Landlord on demand within thirty (30) days from written notice by Landlord of the amounts due. Pie nitial J Tenant ( Landlord { 1

4.3 Payment of Rent. All Rent shall be paid to Landlord without deduction or offset in lawful money of the United States of America at the address for notices or such other place as Landlord may from time to time designate in writing. With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect. Tenant: Landlord: AnnabelInvestment Company, a California limited partnership SteadyMed Therapeutics, Inc. By: By: CEO Title: Title: By: f)....,/ <::At')/Ce Title: I Date: - f-r/-........_ _ Date: _2_12_7_12_o_1s _ I I Regarding: Existing Premises: Bishop Ranch 6, Building L 2410 Camino Ramon, Suites 285/295 San Ramon, CA 94583 2